Exhibit 32.1

CERTIFICATIONS OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Alex Sapir, President and Chief Executive Officer and Mark W. Hahn, Chief Financial Officer of Dova Pharmaceuticals, Inc. (the “Company”), in compliance with Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Report”) filed with the Securities and Exchange Commission:

•    Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 16, 2018

/s/ Alex Sapir	/s/ Mark W. Hahn
Alex Sapir	Mark W. Hahn
President and Chief Executive Officer (principal executive officer)	Chief Financial Officer (principal financial officer)